UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2014

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)

90502
(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Committee Charter
The Board of Directors of Farmer Bros. Co., a Delaware corporation (the “Company”), upon recommendation of the Audit Committee, amended and restated the Audit Committee Charter, effective August 28, 2014, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The Amended and Restated Audit Committee Charter will be posted on the Company's website at www.farmerbros.com as soon as practicable.
Omission of Quarterly Dividend
On August 28, 2014, the Board of Directors voted to omit the payment of a quarterly dividend in the upcoming second quarter of fiscal 2015.
2014 Annual Meeting of Stockholders
On August 28, 2014, the Board of Directors scheduled the Company’s 2014 Annual Meeting of Stockholders for December 4, 2014. The Board of Directors has fixed the close of business on October 16, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2014 Annual Meeting. The meeting will be held at the Company’s headquarters in Torrance, California.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Audit Committee Charter effective as of August 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2014

FARMER BROS. CO.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Audit Committee Charter effective as of August 28, 2014